TELENETICS CORPORATION
                               25111 Arctic Ocean
                          Lake Forest, California 92630

                                December 28, 2000

Taglich Brothers, Inc.
1370 Avenue of the Americas
New York, New York 10019

                  Re:      ENGAGEMENT LETTER
                  ---      -----------------

Ladies and Gentlemen:

                  This letter serves to confirm that Telenetics Corporation (the "Company") has engaged Taglich Brothers, Inc. ("Taglich Brothers") to act as the Company's investment banker from January 2, 2001 through June 30, 2001 (the "Exclusive Period") to provide financial advisory services. The financial advisory services shall be provided on such terms and at such times as shall be mutually agreeable to the parties. The Company also agrees that Taglich Brothers shall have the exclusive right to act as the Company's placement agent for any private placements that the Company may initiate during the Exclusive Period. Any private placement shall be made pursuant to Taglich Brothers' standard form of retainer letter.

                  As compensation for providing the financial advisory services, Taglich Brothers shall receive (or may designate the recipients) concurrently herewith five (5) year warrants to purchase 350,000 shares of the Company's common stock, no par value per share (the "Common Stock") at $0.80 per share. With respect to the shares of Common Stock, the holder(s) of such warrants shall have the registration rights and "piggy-back" registration rights as set forth on EXHIBIT A annexed hereto. Such registration rights and "piggy-back" registration rights are incorporated herein by this reference as if fully set forth herein. The Company will also reimburse Taglich Brothers for all of its reasonable expenses incurred on the Company's behalf, including reasonable fees and expenses of its counsel, directly in regard to the services provided by Taglich Brothers under this letter.

                  In connection with any private placement of the Company's securities that is initiated during the Exclusive Period, Taglich Brothers shall be compensated for acting as the Company's placement agent in the following manner: (i) a cash fee equal to ten (10.0%) percent of the gross proceeds raised; and (ii) five (5) year warrants to purchase shares of Common Stock equal to ten (10.0%) percent of the aggregate number of shares of Common Stock issued or issuable upon conversion of the securities sold in the Private Placement, at an exercise price equal to 120% of the price per share of the Common Stock or the conversion price applicable to convertible securities, as applicable.

                  The terms of the Indemnification Rider annexed hereto as EXHIBIT B are hereby incorporated by reference as if fully set forth herein. The effectiveness of the Indemnification Rider shall survive the expiration or termination of this letter and/or the consummation of any transactions under the terms of this letter.

                  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York and they hereby submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts in New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in case of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

                  This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  This letter may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

                                              Very truly yours,

                                              TELENETICS CORPORATION

Agreed and Accepted by:
                                              By:/S/ Terry S. Parker
                                                 -------------------------------
TAGLICH BROTHERS, INC.                           Name: Terry S. Parker
                                                 Title: President and
                                                        Chief Executive Officer
By: /s/ Michael Taglich
   ---------------------------------
    Name: Michael Taglich
    Title: President

                                    EXHIBIT A
                                    ---------

            REGISTRATION RIGHTS AND "PIGGY-BACK" REGISTRATION RIGHTS
            --------------------------------------------------------

                  (a) As soon as possible, but in no event later than March 31, 2001, the Company shall, at its sole cost and expense, file a registration statement on the appropriate form under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission ("SEC") covering all of the shares of Common Stock issuable to Taglich Brothers or their designees and as set forth in this subsection (a) (collectively, the "Registrable Securities"), time being of the essence. The Company will use its best efforts to have such registration statement declared effective as soon as possible thereafter, and shall keep such registration statement current and effective for at least three (3) years from the effective date thereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or otherwise transferred. If the Registration Statement is not filed by March 31, 2001, the Exercise Price (as hereinafter defined) shall be reduced (and concomitantly, the number of shares of Common Stock issuable to Taglich Brothers (or their designees) shall increase) by the percentage resulting from multiplying three (3%) percent by the number of thirty (30) day periods, or any part thereof, beyond March 31, 2001 until the registration statement covering the Registrable Securities is filed with the SEC. Notwithstanding anything to the contrary contained herein, and in addition to the adjustments set forth in the preceding sentence, if the Registration Statement shall not be declared effective by May 31, 2001, then the Exercise Price shall be reduced (and concomitantly the number of shares of Common Stock issuable to Taglich Brothers (or their designees) shall increase) by the percentage resulting from multiplying two (2%) percent by the number of thirty (30) day periods, or any part thereof, beyond May 31, 2001 until the Registration Statement described herein covering the Registrable Securities is declared effective. Notwithstanding the foregoing, the Exercise Price shall not be reduced pursuant to this subsection(a) by more than thirty-six (36%) percent in the aggregate.

                  (b) In the event the Company effects any registration under the 1933 Act of any Registrable Securities pursuant to subsections (a) above or
(g) below, the Company shall indemnify, to the extent permitted by law, and hold harmless Taglich Brothers and/or all of its designees (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any indemnified party specifically for use in the preparation of such Registration Document.

                  (c) In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

                  (d) Any person entitled to indemnification under subsections
(b) or (c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this subsection (d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (b) or (c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

                  (e) If for any reason the indemnity provided in subsection (b) or (c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by subsection (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party or their respective representatives and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this subsection (e) shall be several in proportion to their respective underwriting commitments and not joint.

                  (f) The provisions of subsections (b) through (e) hereof shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                  (g) If the registration statement as filed pursuant to subsection (a) above is not then effective, then Registered Holders shall have certain "piggy-back" registration rights.

                           A. If at any time after the issuance of the warrants
or a predecessor instrument, the Company shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock owned by any person or entity, the Company shall give written notice to each Registered Holder thereof prior to such filing.

                           B. Within fifteen (15) days after such notice from
the Company, each Registered Holder shall give written notice to the Company whether or not the Registered Holder desires to have all of the Registered Holder's Registrable Securities included in the registration statement. If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered pursuant to such registration statement. If a Registered Holder gives such notice, then the Company shall include such Registered Holder's Registrable Securities in the registration statement, at the Company's sole cost and expense, subject to the remaining terms of this subsection (g).

                           C. If the registration statement relates to an
underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Registered Holder's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Registered Holders shall enter into such agreements as may be reasonably required by the underwriters and the Registered Holders shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.

                           D. The Registered Holders shall have two (2)
opportunities to have the Registrable Securities registered under this subsection (g).

                           E. The Registered Holder shall furnish in writing to
the Company such information as the Company shall reasonably require in connection with a registration statement.

                  (h) If and whenever the Company is required by the provisions of this subsection to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances:

                           A. Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

                           B. Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so for a period of more than three (3) years following the effective date of the registration statement.

                           C. Furnish to the Sellers participating in the
offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

                           D. Use its best efforts to register or qualify the
Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                           E. Notify each Seller selling Registrable Securities,
at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           F. As soon as practicable after the effective date of
the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above referenced earnings statement to Seller.

                           G. Upon request, deliver promptly to counsel of each
Seller participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this subsection G confidential.

                           H. Provide a transfer agent and registrar located in
the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                           I. List the Registrable Securities covered by such
registration statement on such exchanges and/or the NASDAQ as the Common Stock is then currently listed.

                           J. Pay all Registration Expenses (as hereinafter
defined) incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.

                  (i) The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this EXHIBIT A and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced. In the event that the Company shall fail to file such registration statement when required pursuant to subsection (a) above or to keep any registration statement effective as provided in this Section or otherwise fails to comply with its obligations and agreements in this Section, then, in addition to any other rights or remedies the Registered Holders may have at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless the Registered Holders from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Company shall also reimburse the Registered Holders for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Section, regardless of whether any litigation was commenced.

                                    EXHIBIT B
                                    ---------

                              INDEMNIFICATION RIDER
                              ---------------------

                  (a) The Company shall indemnify and hold harmless: (i) Taglich Brothers, (ii) each person and entity that directly, or indirectly though one or more intermediaries, controls or is controlled by, or is under common control with, Taglich Brothers (each, an "Affiliate"), and (iii) Taglich Brothers' and each Affiliate's respective officers, directors, affiliates, shareholders, agents and employees (collectively, the "Other Parties" and individually "Other Party") from and against any loss, claim, penalty, fine, judgment, damage or liability, joint or several of any sort of kind, and any action in respect thereof, to which Taglich Brothers, any Affiliate or any Other Party may become subject, under the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act"), any state law or otherwise, insofar as such loss, claim, penalty, fine, judgment, damage, liability or action relates to or arises out of (x) any alleged untrue statement of a material fact contained in any information or documents issued or supplied by the Company to Taglich Brothers, or the alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) any transaction contemplated by the engagement of Taglich Brothers pursuant to, and the performance by Taglich Brothers of the services contemplated by, the letter agreement to which this Indemnification Rider is attached (the "Letter"), (iii) any breach by the Company of the covenants contained in the Letter; and shall reimburse Taglich Brothers, any Affiliate and each Other Party for any legal or other expenses reasonably incurred by Taglich Brothers, any Affiliate and/or such Other Party in connection with investigating or defending any such loss, claim, penalty, fine, judgment, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, penalty, fine, judgment, damage, liability or action relates to or arises out of any alleged untrue statement or alleged omission contained therein relating to Taglich Brothers, any Affiliate or such Other Party or that was made in reliance upon and in conformity with information furnished to the Company in writing by Taglich Brothers, any Affiliate or such Other Party, provided, further, that the Company will not be liable under clause (ii) above for any loss, claim, penalty, fine, judgment, damage, liability or action (or expenses relating thereto) that are finally judicially determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence, or willful misconduct of Taglich Brothers. The foregoing indemnity is in addition to any liability, which the Company may otherwise have to Taglich Brothers, any Affiliate and/or any Other Party. In the event Taglich Brothers, any Affiliate or any Other Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any participant in a transaction covered hereby in which Taglich Brothers, any Affiliate or such Other Party is not named as a defendant, the Company agrees to reimburse Taglich Brothers, Affiliate and/or such Other Party for all out of pocket expenses reasonably incurred by it in connection with such party's appearing and preparing to appear as a witness, including, without limitation the reasonable fees and disbursements of its legal counsel.

                  (b) Taglich Brothers shall indemnify and hold harmless the Company and its officers, directors, affiliates, agents and employees and any person who controls the Company within the meaning of the 1933 Act or the 1934 Act from and against any loss, claim, penalty, fine, judgment, damage or liability, joint or several, or any action in respect thereof, to which the Company or any officer, director, affiliates, agents, employee or person who controls the Company or any of them may become subject under the 1933 Act, the 1934 Act, any state law or otherwise, insofar as such loss, claim, penalty, fine, judgment, damage, liability or action relates to or arises out of the bad faith, gross negligence or willful misconduct of Taglich Brothers, any Affiliate or Other Party or any alleged untrue statement of a material fact that was made in reliance upon and in conformity with the information furnished to the Company in writing by Taglich Brothers, any Affiliate or Other Party, or the omission or alleged omission to state therein a material fact that relates to Taglich Brothers, any Affiliates or Other Party or that was made in reliance upon and in conformity with information furnished to the Company in writing by Taglich Brothers, any Affiliate or Other Party, and Taglich Brothers shall reimburse the Company and each such party for any legal or other expenses reasonably incurred by the Company, or such indemnified party in connection with investigating or defending any such loss, claim, penalty, fine, judgment, damage, liability or action. The only information provided to the Company by Taglich Brothers, any Affiliate or Other Party is Taglich Brothers' name. The foregoing indemnity is in addition to any liability, which Taglich Brothers may otherwise have to the Company, or such indemnified party.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify such indemnifying party in writing of the claim or the commencement of that action provided that the failure to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action is brought against any indemnified party, and it shall notify an indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified party, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, which consent may not be unreasonably withheld). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable out-of-pocket costs of investigation incurred prior to the indemnifying party assuming the defense thereof. With respect to any such claim or action for which the indemnifying party does not assume the defense thereof, the indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for the indemnified party or parties.

                  (d) If the indemnification provided for in this Section shall for any reason be unavailable to an indemnified party under subsections (a) or
(b) herein in respect of any loss, claim, penalty, fine, judgment, damage or liability, or any action in respect thereof, referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, penalty, fine, judgment, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Taglich Brothers on the other from the financial advisory services provided on the Company's behalf for Taglich Brothers, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Taglich Brothers on the other with respect to the statements or omissions which resulted in such loss, claim, penalty, fine, judgment, damage, or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Taglich Brothers on the other with respect to the financial advisory services provided by Taglich Brothers shall be deemed to be in the same proportion as the total net proceeds received by the Company bears to the total compensation received by Taglich Brothers with respect such services, provided, that in no event shall liability of Taglich Brothers or any Affiliate exceed the aggregate fees paid to Taglich Brothers. The relative fault shall be determined be reference to: (i) whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Taglich Brothers, on the other, (ii) whether there was a breach of a representation, warranty or covenant by the Company, or (iii) the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement, omission or breach. The parties agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, penalty, fine, judgment, damage, or liability, or action in respect thereof, referred to above in this subsection
(d) shall be deemed to include, for purposes of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.